Exhibit 10.1

*** Text omitted pursuant to Item 601(a)(6) of Regulation S-K

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made as of November 27, 2019 (the “Effective Date”) between Jerash Holdings (US), Inc., with an address of 260 East Main Street, Suite 2706, Rochester, New York 14604 USA (“Company”), and Gilbert Lee, with an address at *** (“Employee”) (Company and Employee are each a “Party” and collectively the “Parties”).

Whereas, Employee is experienced in financial management; and

Whereas, Company desires to retain Employee to provide general financial services and Employee agrees to provide such services, in accordance with the terms and conditions set forth in this Agreement;

Now, Therefore, in consideration of the premises, mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.           Services. Employee shall serve as an executive officer and his title shall be Chief Financial Officer of Company. Employee will provide general financial services to Company, as further described in Attachment A - (the “Services”). Employee shall provide such services as Company may reasonably request.

2.           Appointment; Term. Company hereby appoints Employee and Employee hereby accepts appointment as Chief Financial Officer for Company, subject to the terms and conditions of this Agreement. The term of this Agreement shall commence on the Effective Date and shall continue for twelve (12) months (the “Term”).

3.           Use of Company Facilities, Equipment. Employee shall not have a dedicated workspace or equipment at Company offices and shall not have set hours for the performance of the Services. Company may authorize use of certain Company facilities and services, including, but not limited to, use of temporary office space and Company equipment related to authorized projects, as long as such use does not interfere with the day-to-day operations of Company.

4.           Ownership of Work Product. All work product developed by Employee, in whole or in part, either alone or jointly with others, during the Term and any subsequent renewal term, which may relate in any manner to the actual or anticipated business, work, research or development of Company, or which result, to any extent, from the Services performed by Employee for Company, or use of Company’s Confidential Information (as defined below), will be the sole property of Company.

5.           Compensation.

A.          As consideration for the Services, Company shall pay Employee a base salary of USD $120,000 per annum (before tax), payable not less frequently than monthly.

B.          In addition, as soon as administratively practicable following the Effective Date, Company shall grant to Employee an option to purchase fifty thousand (50,000) shares of Company’s common stock (the “Option”) under the Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”) and an award agreement under the Plan. The Option shall have an exercise price per share equal to the fair market value of one share of Company’s common stock on the date of grant, as determined in accordance with the Plan, and shall have a ten-year term. The date of grant of the Option shall be the date on which Company’s compensation committee approves the grant of the Option. Subject to Employee’s continued employment with Company, the Option shall become vest and become exercisable in full on the six-month anniversary of the date of grant.

6.           Expenses. Company shall promptly reimbursement Employee for all reasonable travel related expenses incurred in the ordinary course of providing services outlined in this Agreement. Reimbursable expenses shall not be limited to but shall include reasonable costs of airfare, hotels, business meals when traveling, and mileage reimbursement. Employee shall provide a formal accounting of all expenses including receipts on a monthly basis for approval and payment.

7.           Termination. This Agreement shall automatically renew unless terminated by either Party. This Agreement may be terminated upon mutual written consent of the Employee and Company. At any time after the twelve (12) months hereof, Employee may terminate this Agreement (a) upon thirty (30) days’ prior written notice to Company or (b) immediately if Employee is subject to materially diminished duties or responsibilities, provided that should a replacement Chief Financial Officer be retained by Company, such retention of the replacement shall not constitute diminished duties or responsibilities. Company may terminate this Agreement (i) without prior notice and without further obligation for reasons of just cause (e.g., fraud, theft, conviction of a felony, improper or dishonest action or significant acts of misconduct) on the part of Employee or any of Employee’s agents providing services to Company, and (ii) without just cause upon thirty (30) days’ written notice to Employee. This Agreement shall automatically terminate upon the death of Employee. In the event of the termination of this Agreement, Company shall pay Employee the base salary through the date of termination.

8.           Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, electronically, telecopied or sent by certified, registered or express mail, postage prepaid, to the Parties at the following addresses or at such other addresses as shall be specified by the Parties by like notice, and shall be deemed given when so delivered personally, electronically, telecopied or if mailed, five (5) days after the date of mailing, as follows:

If to Company:

Jerash Holdings (US), Inc.

19/F, Ford Glory Plaza

37-39 Wing Hong Street

Cheung Sha Wan, Kowloon

Hong Kong

Or through electronic mail at ***

Attn: Choi Lin Hung

If to Employee:

Gilbert Lee

***

***

Or through electronic mail at ***

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9.           Confidentiality; Non-Solicitation.

A.          Employee shall keep secret and retain the confidential nature of all Confidential Information (as defined herein) belonging to Company and take such other precautions with respect thereto as Company, in its sole discretion, may reasonably request. Employee shall not at any time, whether before or after the termination of this Agreement, use, copy, disclose or make available any Confidential Information (as defined herein) to any corporation, governmental body, individual, partnership, trust or other entity (a “Person”); except that Employee may use, copy or disclose to any Person any Confidential Information (as defined herein) (i) to the extent required in the performance of the Services, (ii) to the extent it becomes publicly available through no fault of Employee, and (iii) to the extent Employee is required to do so pursuant to applicable law or court order.

B.           For purposes of this Agreement, “Confidential Information” shall mean all information pertaining to the affairs and operations of Company that is not generally available to the public and that Company desires to keep confidential, including, but not limited to, trade secrets, inventions, financial information, information as to customers, clients or patients, and suppliers, sales and marketing information, and all documents and other tangible items relating to or containing any such information. Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to Company.

C.           All Confidential Information disclosed or made available by Company to Employee shall at all times remain the personal property of Company and all documents, lists, plans, proposals, records, electronic media or devices and other tangible items supplied to Employee that constitute or contain Confidential Information shall, together with all copies thereof, and all other property of Company, be returned to Company immediately upon termination of this Agreement for whatever reason or sooner upon demand.

D.          Notwithstanding the foregoing, nothing in this Agreement shall (i) prohibit Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) require notification or prior approval by Company of any reporting described in clause (i).

E.           Pursuant to The Defend Trade Secrets Act (18 USC § 1833(b)), Employee may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret: (i) made in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, Employee, if suing Company for retaliation based on the reporting of a suspected violation of law, may disclose a trade secret to his attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and Employee does not disclose the trade secret except pursuant to court order.

F.           Employee acknowledges that a breach of the provisions of this Section 9 shall cause irreparable harm to Company for which it will have no adequate remedy at law. Employee agrees that Company may, in its sole discretion, obtain from a court of competent jurisdiction an injunction, restraining order or other equitable relief in favor of itself restraining Employee from committing or continuing any such violation. Any right to obtain an injunction, restraining order or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy which Company may have in law or in equity.

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G.           Additionally, during the Term, Employee shall not induce or solicit Company’s employees, agents, Employees, contractors, clients, and customers away from Company on its behalf or on behalf of any other company or person. Employee agrees that this Section 9, the scope of the territory covered, the actions restricted thereby, and the duration of such covenant are reasonable and necessary to protect the legitimate business interests of Company.

H.           The confidentiality and non-solicit obligations set forth herein shall survive for a period of twelve (12) months after the termination or expiration of this Agreement.

10.          Indemnification. Employee and Company shall mutually indemnify, defend (with counsel chosen by Company), and hold each other harmless from and against any and all claims, losses, damages, liabilities, actions, costs and expenses, including, but not limited to, reasonable legal fees and expenses, paid or incurred by the other party and arising directly and indirectly out of: (i) any breach of this Agreement by the either party, (ii) any breach by either party of written policies or standards for Company or (iii) any other act or omission of either party.

11.          Miscellaneous.

A.          Tax Withholding. Company may withhold from Employee any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

B.           Governing Law; Jurisdiction and Venue. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the laws of the State of New York and the federal laws of the United States applicable therein, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, Employee and Company hereto specifically consent and agree that the venue of any such action shall be in the courts of the State of New York, County of Onondaga and each of Employee and Company hereby waive any claim that such venue is an inconvenient forum for the resolution of such proceeding.

C.           Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto and supersedes any prior agreement or understanding, whether oral or written, between the Parties hereto with respect to the subject matter hereof.

D.          Waivers and Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the Parties. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

E.           Assignment. This Agreement may not be assigned by either Party without the prior written consent of a duly authorized officer of the other Party. The merger or consolidation of a Party, or the sale of all or substantially all of the assets or shares of a Party hereto, shall not be deemed an assignment of this Agreement.

F.           Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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G.           Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction of any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

H.           Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or email, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows.]

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In Witness Whereof, the Parties have entered into this Employment Agreement as of the Effective Date set forth above.

Jerash Holdings (US), Inc.

By:	/s/ Choi Lin Hung
Name:	Choi Lin Hung
Title:	President

Employee

/s/ Gilbert Lee
Name:	Gilbert Lee

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Exhibit A – Services

•	Lead all SEC filing, including but not limited to filings of 10Q and 10K

•	Lead all US company filings including tax and US registration

•	Ensure that adequate controls are established and maintained over financial reporting

•	Investor relations matters

•	Work with other management team members, bankers, attorneys, and accountants in evaluation, development, and execution of company strategy

•	Support M&A activities

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